VENTAS REALTY, LIMITED PARTNERSHIP
VENTAS CAPITAL CORPORATION

Exchange Offer
to holders of their
6 1/2% Senior Notes due 2016
NOTICE OF GUARANTEED DELIVERY

        As set forth in the Prospectus, dated March 2, 2006 (the "Prospectus"), of Ventas Realty, Limited Partnership ("Ventas Realty"), Ventas Capital Corporation ("Ventas Capital" and, together with Ventas Realty, the "Issuers"), Ventas TRS, LLC, Ventas, Inc., Ventas LP Realty, L.L.C., Ventas Healthcare Properties, Inc., ElderTrust, ElderTrust Operating Limited Partnership, ET Capital Corp., ET Sub-Berkshire Limited Partnership, ET Berkshire, LLC, Cabot ALF, L.L.C., Cleveland ALF, L.L.C., ET Sub-Heritage Woods, L.L.C., ET Sub-Highgate, L.P., ET GENPAR, L.L.C., ET Sub-Lacey I, L.L.C., ET Sub-Lehigh Limited Partnership, ET Lehigh, LLC, ET Sub-Lopatcong, L.L.C., ET Sub-Pennsburg Manor Limited Partnership, L.L.P., ET Pennsburg Finance, L.L.C., ET Sub-Phillipsburg I, L.L.C., ET Sub-Pleasant View, L.L.C., ET Sub-Rittenhouse Limited Partnership, L.L.P., ET Sub-Riverview Ridge Limited Partnership, L.L.P., ET Sub-Sanatoga Limited Partnership, ET Sanatoga, LLC, ET Sub-SMOB, L.L.C., Vernon ALF, L.L.C., ET Sub-Willowbrook Limited Partnership, L.L.P., ET Sub-Wayne I Limited Partnership, L.L.P., ET Wayne Finance, L.L.C., ET Wayne Finance, Inc., ET Sub-Woodbridge, L.P., Ventas Framingham, LLC, Ventas Management, LLC, Ventas Sun LLC, Ventas Cal Sun LLC, Ventas Provident, LLC, PSLT GP, LLC, PSLT OP, L.P., PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California-RC, LLC, Brookdale Living Communities of California-San Marcos, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of Illinois-II, LLC, BLC of California-San Marcos, L.P., Brookdale Holdings, LLC, Brookdale Living Communities of Indiana-OL, LLC, Brookdale Living Communities of Massachusetts-RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York-GB, LLC, Brookdale Living Communities of Washington-PP, LLC, The Ponds of Pembroke Limited Partnership, River Oaks Partners, PSLT-ALS Properties Holdings, LLC, PSLT-ALS Properties I, LLC, Ventas Finance I, Inc., Ventas Finance I, LLC, Ventas Specialty I, Inc. and Ventas Specialty I, LLC (collectively, excluding the Issuers, the "Guarantors") under "The Exchange Offer—How to Tender—Guaranteed Delivery Procedures" and in the Letter of Transmittal (the "Letter of Transmittal") relating to the offer by the Issuers and the Guarantors to exchange up to $200,000,000 in principal amount of the Issuers' 6 1/2% Senior Notes due 2016 (the "Exchange Notes") for $200,000,000 in principal amount of the Issuers' 6 1/2% Senior Notes due 2016, issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the "Original Notes"), this form or one substantially equivalent hereto must be used to accept the offer of the Issuers and the Guarantors if: (i) certificates for the Original Notes are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer (as defined below and as described in the Prospectus). Such form may be delivered by telegram, facsimile transmission, mail or hand to the Exchange Agent.

To: U.S. Bank National Association (the "Exchange Agent")

By Facsimile:
(651) 495-8158

Confirm by Telephone:
(800) 934-6802

By Mail, Hand or Courier:
U.S. Bank National Association
60 Livingston Street
St. Paul, MN 55107
Attention: Specialized Finance

For information on other offices or agencies of the Exchange Agent where Original Notes may be presented for exchange, please call the telephone number listed above.

Delivery of this instrument to an address other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, or transmittal of this instrument to a facsimile number other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, does not constitute a valid delivery.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuers and the Guarantors, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Original Notes
Tendered:

Certificate Nos. (if available):

Total Principal Amount Represented by Original Notes Certificate(s):

Account Number:

Name(s) in which Original Notes Registered:

Sign Here
Signature(s):

Please Print the Following Information
Name(s):

Address(es):

Area Code and Tel. No(s).:

Date:                         , 200

GUARANTEE

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three New York Stock Exchange trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City:	State:	Zip Code:

Area Code and Tel. No.:

Dated:                         , 200